EXHIBIT 14(a)(1)(ii)

                                                    BANC ONE MORTGAGE
                                                    CAPITAL MARKETS, LLC
                                                    Paul Smyth
                                                    1717 Main Street, 12th Floor
                                                    Dallas, Texas 75201
                                                    Telephone: (214) 290-2505
                                                    Facsimile: (214) 290-3142
April 15, 1999

State Street Bank and Trust
Corporate Trust Department
225 Franklin Street
Boston, MA 02110
Attn:  Karen Beard

BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1717 Main Street, 12th Floor
Dallas, Texas 75201
Attn: Alan Wallace

       RE: J.P. Morgan Commercial Mortgage Finance Corp. - Mortgage Pass-Through
           Certificates for Series 1996-C3

Ladies and Gentlemen:

The Officer's Certificate is provided to you by BANC ONE MORTGAGE CAPITAL MARKETS, LLC ("BOMCM") pursuant to Section 3.07 of that certain Servicing Agreement ("SA") dated as of February 1, 1996 relative to the above referenced securitization for which BOMCM acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the SA unless otherwise defined in this letter.

The undersigned officers, on behalf of BOMCM, hereby inform you (a) that, a review of the activities of BOMCM as Special Servicer and of its performance under the Servicing Agreement and the Pooling and Servicing Agreement has been made under the undersigneds' supervision for the period of time commencing January 1, 1998 through year end 1998, (b) that, to the best of such undersigneds' knowledge, based on such review, it has fulfilled all of its obligations under the agreements, throughout such period.

Sincerely,

BANC ONE MORTGAGE
CAPITAL MARKETS, LLC, Special Servicer

By:     /s/ Paul Smyth                          /s/ Edgar L. Smith, II
        ---------------------------             ---------------------------
        Paul Smyth                              Edgar L. Smith, II
        Managing Director Servicing             Chief Operating Office